Exhibit 10.36



                       CO-OPERATION AND PURCHASE AGREEMENT
                       -----------------------------------

                                     between

                           Starfon Telecom Services AG
                         (hereinafter referred to as SF)

                                       and

                               Finance Market S.A.

                         (hereinafter referred to as FM)

                                       and

                               Mr. Massimo Scotti

                             and Mr. Claudio Zambon



                                  October 2000

                         [Ref.: ap/sf-fm-jv/06/10/2000]

Introduction                                                29


Agreement                                                   30


1 General                                                   30


3 SF's Contribution                                         31


4 FM's Contribution                                         31


5 Confidentiality                                           32


6 Business Plan                                             33


7 Validity                                                  33


8 Signatures                                                33

                                  Introduction

This Co-operation and purchase agreement dated the 6. October 2000 is:

BETWEEN:

i.) Starfon Telecom Services AG a company organised and existing under the lows of Switzerland, having its office at Dachslernstrasse 67, CH-8048 Zurich, Switzerland hereinafter referred to as SF and 100% owned by UTG Communications International Inc a company quoted at NASDAQ in New York U.S.A under the ticker "UTGC".

           and

ii.) Finance Market S.A. company organised and existing under the laws of Switzerland, having its office at Via Cattori 5 , CH-6902 Lugano Switzerland hereinafter referred to as FM.

           and

iii.) Mr. Massimo Scotti an individual, Italian citizen, majority shareholder of Finance Market SA having 64.02 % equity in FM and having its domicile in Casa la Meridiana, CH-6986 Miglieglia, Switzerland.

           and

iv.) Mr. Claudio Zambon an individual, Italian citizen, shareholder of Finance Market SA having 30.98 % equity in FM and having its domicile in Casa Santarelli 51, Roma, Italia



WHEREAS:
--------

           The parties desire to enter into the following Co-operation and Purchase agreement for the business of national and/or international Internet, E-commerce, telecommunication services and/or telephone cards and provide expertise, services, technology and funding for the further development of such business opportunities in Switzerland.

                                    Agreement

It is hereby agreed:

                                    1 General

1.1 This Co-operation and Purchase Agreement is intended to set out the principal terms of a formal and binding Agreement ("the Agreement") which the parties desire to enter.

1.2        The Agreement completion date shall be  before October 31, 2000.

1.3 It is envisaged that after 18 month of operation i.e. after the signature of this Agreement starting with 15. October 2000 and both FM and SF working together during this period of time i.e. 15.Oct. 2000 and 14th April 2002 under the obligations defined in this Agreement, SF will purchase 95% of FM's equity as defined below into this Agreement. The parties agrees that before SF shall purchase any equity in FM's business, FM shall be evaluated by experts (chartered accounts as the parties may agree) per:

1.3.1.1    30th  April 2001,
1.3.1.2    31st October 2001
1.3.1.3    30th April 2002.

           Any of the above mentioned dates is called "Valuation Date".

1.3.2      SF shall purchase and FM shall sell to SF according to the following

1.3.2.1    30% equity of FM's business at 30th April 2001
1.3.2.2    30% equity of FM's business  at 31st October 2001
1.3.2.3    35% equity of FM's business at 30th April 2002

1.3.3 There are two (2) valuation formulas to evaluate FM's telephony and internet access business:

                  "Formula I":
                  FM's Value is = ((9 x Annual Profit(loss) + (4 x last month turn over))/2 or "Formula II" :
                  FM's Value is = ((16 x Annual Profit(loss) + (6 x last month turn over))/2

1.3.4 Formula I shall be applicable at any Valuation Date in the case that FM does not reach the minimum telephony plus internet access revenue per month as listed below:




1.3.4.1    CHF     1'000'000.- Telephony and Internet Access per month at   30th April       2001 latest 31 of May 2001.
1.3.4.2    CHF     1'500'000.- Telephony and Internet Access per month at   31st October     2001 latest 30 November 2001
1.3.4.3    CHF     2'000'000.- Telephony and Internet Access per month at   30th April       2002 latest 31 of May 2002


1.3.5 Formula II shall be applicable at any Valuation Date in the case that FM does reach the minimum revenue per month as listed above under 1.3.4

1.3.6 There is one (1) valuation formula to evaluate FM's e-commerce business called

           " Formula E": FM's Value is = ((25 x Profit(loss) +
              (2 x monthly Turnover))/2

1.4 The total value of FM business at any Valuation Date shall be the total between "Formula I" or "Formula II" plus Formula E.

1.5 The equivalent of FM's total value shall be paid in UTGC shares. The UTGC shares value shall be the last month average price (OTC NASDAQ) where the minimum and the maximum of UTG's share price shall be fixed at USD 10.- respectively USD 50.-.

1.6        It shall be a condition for execution of the Agreement that Mr.
           Scotti and the other shareholders deposit the 95% equity share certificates into an escrow account.

1.7 SF contribution is anticipated to be telecommunication and financial services in relation to the operation of FM.

1.8 FM contribution is anticipated to be the operation and the development of FM's business as described in FM documents i.e. e-commerce, internet and telephony services, appended in the Annex 1 (to be completed by FM)

                               3 SF's Contribution

3.1 SF as a part of its contribution shall use its best efforts to give active support to market the FM products via SF affiliated companies.

3.2 SF shall entitle the FM to use the registered trademarks, brand name and logos of SF for the products related to the SF telecommunication services as per appended authorisation in Annex 2. (to be completed)

3.3 SF shall assist the FM to finalise technical, marketing and management planning summarised into the appended business model in Annex 3.

3.4 SF shall provide to the FM the telephony access and the capacity required to connect up to 20'000 clients to the world wide telecommunication destinations via SF Infrastructure.

3.5 SF shall provide the adequate administrative, financial and technical assistance to the FM.

3.6 SF shall operate and maintain the telecommunication infrastructure (transmission and/or switching) related to the operation of the FM including the Swiss pre-selection code "10723".

3.7 SF shall weekly and/or monthly provide the FM the detailed data records required by the ongoing process of billing for the monthly invoicing process.

3.8 SF shall invoice FM for all telecommunications services according to the following payment condition: SF invoices monthly FM for 0800... access/transit to a third party internet service and/or back bone provider, and 10723 pre-selected telephony services. 50 (fifty) % of the monthly invoiced amounts shall be paid by FM to SF 30 days after the invoice submission the rest of 50 (fifty) % shall be paid by FM to SF 90 days after invoice submission.

                               4 FM's Contribution

4.1 FM shall operate and develop the internet, e-commerce and telephony services as described in the appended documentation according to the appended roll -out and/or business plan appended into annex 1.

4.2        In addition not later than 1st of May 2001 FM shall:

            - deliver the entire product documentation and actual contractual work for internet, e-commerce and telephony products

            - deliver the entire documentation (procedures) required by the FM in order to execute the contractual obligations towards the FM's clientele.

            - distribute and sign with customers in Switzerland the number of contracts agreed in the roll-out and/or business plan for internet, telephony and e-commerce services within the next 18 (eighteen ) month after the signature of this agreement i.e. until 31 March 2001. The product description and the related general terms and condition of the above mentioned service contracts are appended in Annex 4

            - provide accounting and money collection software according to the money collection methods described into FM documentation i.e. (Credit Cards, Pay Box, etc)

4.3 FM shall entitle the SF to make use of the retail, and/or agent agreement(s) as signed with FM as appended in Annex 5 "Agent Agreement between FM and Sales Agent" dated before 31st March 2001, for the following listed , but not limited to, Shops and/or regional and/or national agents in Switzerland, and/or Italy or countries the parties may agree.

4.4 FM shall pay SF invoices regarding the internet and telecommunication services according to article 3.8

4.5 FM shall produce (in a format acceptable to the parties) and deliver to SF by Fax and/or e-mail monthly cash flow, inventory reconciliation and operating reports.

4.6 Detailed FM's accounts will be maintained, and monthly financial statement produced, in format acceptable to the parties.

4.7 FM invoices monthly SF for 0800... access/transit to a third party internet service and/or back bone provider, and telephony services. 50 (fifty) % of the monthly invoiced amounts shall be paid by FM to SF 30 days after the invoice submission the rest of 50 (fifty) % shall be paid by FM to SF 90 days after invoice submission.

                                5 Confidentiality

5.1 The Parties will enter into confidentiality a non-compete agreements in the field of telecommunications and/or internet services in the territory of Switzerland for a period of one (1) year or such other period may be agreed by the Parties.

5.2 During the Term of this agreement it is anticipated that the Parties will disclose to each other information and materials of a proprietary and/or confidential nature and each agrees to except such information and/or materials identified in writing as proprietary and/or confidential and not to disclose, copy or transfer same to other parties, without the prior written consent of the provider of such confidential materials or information.

                                 6 Business Plan

           It shall be a condition for execution of the Agreement that a Business Plan and an Operating Budget are finalised. This budget may be changed and/or adapted from time to time by the parties. Any changement requires the written consent of both parties.

                                   7 Validity

7.1        These Agreement entry into force with the signature of both parties.

7.2        These Co-operation Agreement  is valid until 1. Nov.2002.


                                  8 Signatures






Starfon Telecom Services AG
by its duly authorised representative


Date:                        October 6, 2000______

Place:                       Zurich ______________



Signature:            /S/    U. Ernst_____________
Title:                       Dir._________________

Signature:            /S/ A. Popovici ____________
Titel:                       Dir._________________







Mr. M. Scotti

Signature:           /S/    M. Scotti______________



Mr. C. Zambon

Signature:           /S/    C. Zambon___________